Exhibit 99.1


Contact: Richard D. Crowley                               [Company Logo]
Micrel, Incorporated
Phone  408-944-0800
Rick.crowley@micrel.com


Press Release

                    MICREL COMPLETES ACQUISITION OF KENDIN
                                COMMUNICATIONS

SAN JOSE, CALIFORNIA, - (May 31, 2001) - Micrel, Incorporated (NASDAQ: MCRL) today announced that it has completed its acquisition of Kendin
Communications Inc. Kendin is a fabless semiconductor company that designs, develops and markets high performance integrated circuits for the communications and networking markets.

Micrel acquired Kendin in a stock-for-stock transaction, intended to be tax-deferred and accounted for as a pooling-of-interests. Under the terms of the agreement, Micrel issued approximately 6.1 million shares of its common stock in exchange for all outstanding Kendin securities and options to purchase Kendin securities.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This release includes statements that qualify as forward-looking statements under the Private Securities Reform Act of 1995. . Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the expectation to account for the transaction as a pooling-of-interests, the expectation that the merger will be treated as a tax-deferred event, the failure of Kendin's technology to complement and/or broaden Micrel's current technologies, the ability of the combined company to create anticipated synergies and increased product sales as a result of the acquisition, possible difficulties in combining the operating plans and cultures of Micrel and Kendin, the impact of any current or future acquisitions, continued softness in demand for our products; a continuation of customer decisions to cancel, reschedule, or delay orders for our products; economic or financial difficulties experienced by our customers; the effect of business conditions in the computer, telecommunications and industrial markets, changes in demand for high bandwidth communications products, the impact of competitive products and pricing and alternative technological advances, the worldwide financial situation, and the timely and successful development and market acceptance of
new products and upgrades to existing products.   For further discussion of


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these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report
on Form 10-K for the year ended December 31, 2000.   All forward-looking
statements are made as of today, and Micrel disclaims any duty to update such statements.


About Micrel, Incorporated

Micrel is a leading manufacturer of advanced high-performance analog, mixed-signal and digital ICs. These products include low drop-out and switching voltage regulators, PCMCIA and USB power controllers, high speed communications interfaces, operational amplifiers, comparators, voltage references, power drivers, RF devices, high speed logic and clock management ICs. Applications for these products include palm, notebook and desktop computers, computer peripherals, cellular phones, high speed communications systems, fiber optic communications modules, automatic test equipment, consumer electronics, industrial and process control products and avionics systems. Micrel's Kendin operation designs, develops and markets PHYs, repeaters and switches for Ethernet, Fast Ethernet and Gigabit Ethernet applications. The Kendin group employs its patented algorithmic signal processing architecture which offers numerous advantages over current DSP-based designs including lower power consumption, reduced die size and greater yield, all while using digital manufacturing technologies.


For further information, contact Richard Crowley at Micrel, Incorporated, 1849 Fortune Drive, San Jose, California 95131, (408) 944-0800 or visit our Website at http://www.micrel.com.